UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2014, Morgans Hotel Group Co. (the “Company”) and Computershare Shareowner Services LLC (f/k/a Mellon Investors Services LLC) (“Computershare”) entered into Amendment No. 4 (“Amendment No. 4”) to the Amended and Restated Stockholder Protection Rights Agreement (the “Rights Agreement”), dated as of October 1, 2009, as amended on October 15, 2009, April 21, 2010 and October 3, 2012, between the Company and Computershare, as Rights Agent, in order to accelerate the expiration date of the Rights Agreement from October 9, 2015 to April 24, 2014. Amendment No. 4 has the effect of terminating the Rights Agreement and all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement have expired. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Rights Agreement.

A copy of Amendment No. 4 is being filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Amendment No. 4, dated as of April 24, 2014, to Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009 and as amended on October 15, 2009, April 21, 2010 and October 3, 2012, between Morgans Hotel Group Co. and Computershare Shareowner Services LLC (f/k/a Mellon Investors Services LLC), as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: April 24, 2014	By:	/s/ Richard Szymanski
		Name:	Richard Szymanski
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 4, dated as of April 24, 2014, to Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009 and as amended on October 15, 2009, April 21, 2010 and October 3, 2012, between Morgans Hotel Group Co. and Computershare Shareowner Services LLC (f/k/a Mellon Investors Services LLC), as Rights Agent.